                                                                 Exhibit 99.g.20

                                   APPENDIX C
                                       TO
                             THE CUSTODIAN AGREEMENT
                                     BETWEEN
                     NICHOLAS APPLEGATE INSTITUTIONAL FUNDS
                                       and
                          BROWN BROTHERS HARRIMAN & CO.
                         Dated as of November ___, 2005

The following is a list of Funds for which the Custodian shall serve under the Custodian Agreement dated as of May 1, 1999 (the "Agreement"):


                    Nicholas-Applegate U.S. Convertible Fund
                   Nicholas-Applegate Emerging Countries Fund
             Nicholas-Applegate Emerging Markets Opportunities Fund
                  Nicholas-Applegate U.S. Emerging Growth Fund
                      Nicholas-Applegate Global Select Fund
                  Nicholas-Applegate U.S. Mini Cap Growth Fund
                  Nicholas-Applegate U.S. High Yield Bond Fund
                  Nicholas-Applegate International Growth Fund
           Nicholas-Applegate International Growth Opportunities Fund
                Nicholas-Applegate International Systematic Fund
              Nicholas-Applegate International All-Cap Growth Fund
                  Nicholas-Applegate U.S. Large Cap Value Fund
              Nicholas-Applegate U.S. Large Cap Select Growth Fund
               Nicholas-Applegate U.S. Systematic SMID Growth Fund
                  Nicholas-Applegate U.S. Small Cap Value Fund

IN WITNESS WHEREOF, each of the parties hereto has caused this APPENDIX C to be executed in its name and on behalf of each such Fund.


NICHOLAS-APPLEGATE                                BROWN BROTHERS HARRIMAN & CO.
INSTITUTIONAL FUNDS

BY:                                               BY:
   -----------------------------                     ---------------------------
NAME: Deborah A. Wussow                           NAME:
TITLE: Assistant Secretary                        TITLE: